UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015 (March 1, 2015)

FREESCALE SEMICONDUCTOR, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35184	98-0522138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On March 1, 2015, Freescale Semiconductor, Ltd., a Bermuda exempted limited liability company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, NXP Semiconductors N.V., a Dutch public limited liability company (“Parent”), and Nimble Acquisition Limited, a Bermuda exempted limited liability company and a wholly-owned, indirect subsidiary of Parent (“Sub”), providing for the merger of Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned, indirect subsidiary of Parent. The Merger Agreement was unanimously approved by the Board of Directors of the Company (the “Board”).

At the effective time of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, each holder of a common share of the Company, par value $0.01 (“Company Common Shares”) issued and outstanding immediately prior to such time (other than Company Common Shares held by the Company as treasury stock or owned by Parent, Sub or any other subsidiary of Parent, which will be cancelled) shall be entitled to receive with respect to each such Company Common Share $6.25 in cash, without interest, plus 0.3521 (the “Exchange Ratio”) of a duly authorized, validly issued and fully paid ordinary share of Parent, par value EUR 0.20 per share.

Consummation of the Merger is subject to customary conditions, including without limitation: (i) the required approval of the Merger Agreement by the shareholders of the Company and Parent; (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended, and the receipt of regulatory clearance under certain foreign antitrust laws; (iii) the absence of any order prohibiting the Merger; (iv) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement (subject to customary materiality qualifiers); and (v) the absence of any material adverse effect on the Company or Parent since the date of the Merger Agreement.

Concurrently with the execution and delivery of the Merger Agreement, Freescale Holdings L.P. (“Freescale LP”), the largest holder of Company Common Shares, Parent and certain limited partners of Freescale LP, entered into a support agreement (the “Support Agreement”) whereby Freescale LP committed, among other things, subject to the terms and conditions of the Support Agreement, to vote all of its Company Common Shares (representing approximately 64% of the Company’s outstanding common shares as of the date hereof) for the adoption of (and not to participate in any litigation challenging) the Merger Agreement. Half of the shares subject to the Support Agreement (representing approximately 32% of the Company’s outstanding common shares as of the date hereof) will be released from such voting obligations if the Company’s board of directors makes a change of recommendation in connection with a superior proposal in accordance with the Merger Agreement. The Support Agreement automatically terminates upon the termination of the Merger Agreement.

Parent intends to fund the cash portion of the merger consideration with a combination of cash on hand and fully-committed debt financing and also intends to refinance certain of the Company’s existing debt with fully-committed debt financing.

The Company and Parent have each made customary representations and warranties and covenants in the Merger Agreement. Among other things, the Company may not solicit or initiate discussions (and has agreed to cease any existing discussions) with third parties regarding other acquisition proposals regarding the Company and has agreed to certain restrictions on its ability to respond to such proposals. In addition, until the termination of the Merger Agreement or the effective time of the Merger, the Company has agreed to operate its business in the ordinary course of business in all material respects consistent with past practice and has agreed to certain other negative covenants.

The Merger Agreement contains certain termination rights for the Company and Parent, including if the Merger is not consummated before March 1, 2016, subject to certain extension rights. Upon termination of the Merger Agreement under specified circumstances, Parent or the Company will be required to pay the other party termination fees of up to $600 million.

The representations, warranties and covenants of the Company and Parent contained in the Merger Agreement have been made solely for the benefit of Parent and Sub or the Company, respectively. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by certain matters specifically disclosed in any reports filed by the Company or Parent with the U.S. Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and confidential disclosures made to Parent and Sub and to the Company, in connection with the Merger Agreement negotiations; (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business or Parent and its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and Parent that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 20-F, Forms 10-Q and Forms 6-K and other documents that the Company or Parent files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Agreement and Plan of Merger, dated as of March 1, 2015, by and among Freescale Semiconductor, Ltd., Nimble Acquisition Limited and NXP Semiconductors N.V.

99.1*	Support Agreement, dated as of March 1, 2015, by and among the NXP Semiconductors N.V., Freescale Holdings L.P., and certain other individuals listed on Annex I thereto.

* Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transaction between the Company and Parent pursuant to a merger. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of Parent following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the shareholders of each of the Company and Parent may not be obtained; (2) there may be a material adverse change of the Company or the business of the Company may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; (5) there may be difficulties and delays in achieving synergies and cost savings; and (6) other risk factors as detailed from time to time in the Company’s and Parent’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 which is available on the SEC’s Website (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Neither the Company nor Parent undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, Parent plans to file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of the Company and a prospectus of Parent. The Company will mail the prospectus/proxy statement to its shareholders. INVESTORS ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the prospectus/proxy statement, as well as other filings containing information about the Company and Parent, free of charge, from the SEC’s Website (www.sec.gov). Investors may also obtain the Company’s SEC filings in connection with the transaction, free of charge, from the Company’s Web site (www.investors.freescale.com) under the link “Investors Relations” and then under the tab “SEC Filings,” or by directing a request to Freescale Semiconductor, Ltd., 6501 William Cannon Drive West, MD OE62, Austin, Texas 78735, Attention: Secretary. Investors may also obtain Parent’s SEC filings in connection with the transaction, free of charge, on Parent’s Investor Relations internet website at http://www.nxp.com/investor or by contacting Parent’s Investor Relations Contact by phone at 1-408-518-5411.

Participants in the Merger Solicitation

The respective directors, executive officers and employees of the Company and Parent and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 6, 2015, and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014. Information regarding Parent’s directors and executive officers is set forth in its Annual Report on Form 20-F for the year ended December 31, 2013, which was filed with the SEC on February 28, 2014 and in its Form 6-K furnished to the SEC on May 20, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint prospectus/proxy statement when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, LTD.

Dated: March 2, 2015	By:	/s/ Dathan C. Voelter
		Name:	Dathan C. Voelter
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 1, 2015, by and among Freescale Semiconductor, Ltd., Nimble Acquisition Limited and NXP Semiconductors N.V.

99.1*	Support Agreement, dated as of March 1, 2015, by and among the NXP Semiconductors N.V., Freescale Holdings L.P., and certain other individuals listed on Annex I thereto.

* Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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